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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
of American Ecology Corporation


          As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 13, 1995, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 File Nos. 33-55762, 33-58076, 33-11578, each as filed with the Securities and Exchange Commission. Reference is made to said report in which the opinion contains an emphasis of a matter paragraph with respect to the maturity of the Company's Credit Agreement in January 1996.



ARTHUR ANDERSEN LLP



Houston, Texas
April 13, 1995